Exhibit 23.2

A PARTNERSHIP of INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form SB-2, dated May 2, 2005, of our report dated March 11, 2004, relating to the financial statements of Eden Energy Corp. (formerly E-com Technologies Corporation), as of December 31, 2003, which appears in such Form SB-2.

Vancouver, Canada	“Amisano Hanson”
May 2, 2005	CHARTERED ACCOUNTANTS

750 West Pender Street, Suite 604	Telephone: 604-689-0188
Vancouver Canada	Facsimile: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net